[ DMC LETTERHEAD ]


                                February 1, 2000



Spin Forge, LLC
1700 East Grand Avenue
El Segundo, California  90245

          Re:   Dynamic Materials Corporation/Spin Forge, LLC
                Loan Agreement Termination

Dear Ladies and Gentlemen:

          Reference is hereby made to (i) the Loan Agreement (the "Loan Agreement"), dated as of March 18, 1998, between Spin Forge, LLC, a California limited liability company ("Spin Forge") and Dynamic Materials Corporation, a Delaware corporation ("DMC"), (ii) the Master Promissory Note, dated as of March 18, 1998, from Spin Forge to and in favor of DMC, in the principal amount of $600,000 (the "Note"), (iii) the Stock Pledge Agreement, dated as of March 18, 1998, between Spin Fore and DMC (the "Pledge") and (iv) the Personal Guaranty, dated as of March 18, 1998, from Joseph Allwein and Darlene Bauer, jointly and severally, as the two owners and managers of Spin Forge, to and in favor of DMC (the "Guaranty"). Capitalized terms used but not separately defined herein shall have the meaning given thereto in the Loan Agreement. DMC and Spin Forge hereby acknowledge that as of the date hereof and as a condition hereto, Spin Forge has repaid in full the principal outstanding under the Loan Agreement and the Note prior to the Maturity Date thereunder, and DMC and Spin Forge agree that DMC has no further obligation to advance funds to Spin Forge under the Loan Agreement or the Note. DMC and Spin Forge further agree that the Loan Agreement, the Note and the Pledge, and all exhibits and schedules to any of the foregoing, and all security interests, liens and encumbrances created thereby, are hereby terminated and cancelled and of no further force and effect, except for the survival and continuance of certain agreements between DMC and Spin Forge with respect to the Dover Note, which agreements have been continued and restated in the Agreement and Amendment to Operating Lease, dated as of February 1, 2000, between DMC and Spin Forge, and the Guaranty is released and discharged.

          The parties hereto agree to execute such further and other documents or instruments and to provide such further and other assurances as may be reasonably required to effect the transactions contemplated hereby and the intent of the parties hereto.

Spin Forge, LLC
February 1, 2000
Page 2


          DMC shall deliver to Spin Forge the cancelled Note and all certificates representing the shares of stock of DMC owned by Spin Forge and pledged and delivered to DMC pursuant to the Pledge.

          If you agree with the foregoing, please execute each of the copies of this Letter Agreement and return an executed copy to us.

                                     Sincerely yours,

                                     DYNAMIC MATERIALS CORPORATION


                                     By: /s/ R.A. Santa
                                        --------------------------
                                     Name:  Richard A. Santa
                                          ------------------------
                                     Title: VP-Finance & CFO
                                           -----------------------


Agreed and Accepted as of the 1st day of February, 2000.

SPIN FORGE, LLC

By:  /s/ Joseph P. Allwein
   -------------------------
Name: Joseph P. Allwein
     -----------------------
Title: President
      ----------------------